EXHIBIT  10.1
                                        ***  Text  Omitted  and Filed Seperately
                                              Confidential  Treatment  Requested
                                             Under  17  C.F.R.  200.80(b)(4),
                                                  200.83  and  240.24b-2



                AMENDMENT NO. S/M018-4 TO THE PURCHASE AGREEMENT
                  BETWEEN SBE INC. AND COMPAQ DATED MAY 6, 1991
           AGREEMENT NO. S/M018-0 & PURCHASING AMENDMENT NO. S/M018-3


     THIS AMENDMENT No. S/M018-4 to the Purchase Agreement No. S/M018-0 and Purchasing Amendment No. S/M018-3 is entered into as of this 3rd day of April, 2001 (the "Effective Date"), by and between SBE, INC., a Delaware corporation with its principal place of business at 4550 Norris Canyon Road, San Ramon, CA 94583-1369 ("Seller"), and COMPAQ COMPUTER CORPORATION, a Delaware corporation with its principal place of business at 901 Page Avenue, Fremont, California, 94538 ("Customer").

                                    RECITALS
     A.  Seller  manufactures  and  distributes  certain  hardware  components;
     B. Customer wants to buy Seller's hardware components from Seller. WHEREAS, Buyer and Seller have entered into the Corporate Purchase Agreement effective as of May 6, 1991 ("Agreement") as amended by the Purchase Amendment with an effective date of May 6, 1996.

     NOW,  THEREFORE,  Seller  and  Customer  agree  as  follows:

                                    AGREEMENT
1.     DEFINITIONS

1.1. "Confidential Information" means any confidential or proprietary information of either party, including without limitation any designs, schematics, plans or any other information relating to any research project, work in process, future development, scientific, engineering, manufacturing, marketing or business plan, or financial or personnel matter relating to such party, its present or future products, sales, suppliers, customers, employees, investors or business, and identified as propriety or confidential, whether in oral form, or in written, graphic or electronic form."

1.2. "Intellectual Property Rights" means all current and future worldwide patents and other patent rights (such as continuations, continuations-in-part and reissues), utility models, copyrights, mask work rights, trade secrets and all other intellectual property rights, including without limitation all applications and registrations with respect thereto, including trademarks, service marks, trademarks, trade names and other product, service and company identifiers.

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1.3.     "Products"  means the Seller-proprietary hardware products described on
Exhibit  A  attached  hereto.

1.4. "Source Control Documents" (SCD) The SCD is a non-disclosure statement specifying the information provided will not be freely disclosed to unauthorized end users. The SCD also outlines the procedures and process required for handling source code information. The SCD contains information considered confidential; examples would be blue prints, operating software for controlled products, software that allows the automatic generation of source codes, software that performs proof/validation.

2.     PURCHASE  OF  PRODUCTS.

2.1. Purchase Orders. Customer's purchase orders for Products shall contain the quantity of each item to be purchased, the delivery destinations, the requested delivery dates, any special shipping or delivery instructions, billing instructions and any other special information required by this Agreement. All purchase orders hereunder must be received by Seller prior to April 30, 2005 and must specify a delivery date prior to July 31, 2005. All purchase orders shall be issued at least sixty (60) days but no more than one hundred eighty (180) days before the requested delivery date. Notwithstanding the preceding sentence, by agreeing to pay a premium/expedite fee of [ *** ] of the original order price (in addition to original order price) Customer may issue a purchase order less than sixty (60) days before the requested delivery date. Seller will endeavor to meet such requests by Customer for expedited delivery insofar as it is practicable and consistent with Seller's production schedules to do so, but Seller shall have the right to reject any request for expedited delivery. The terms and conditions of this Agreement with respect to Product purchases shall be incorporated into and made a part of each Customer purchase order. Seller reserves the right to reject any purchase order that is not consistent with the terms of this Agreement. The terms and conditions of this Agreement shall supersede any terms set forth in any purchase order or other Customer document delivered in connection with Customer's purchases under this Agreement, and any terms and conditions appearing in any purchase order that are inconsistent with or in addition to the terms and conditions of this Agreement shall be of no force and effect and are hereby rejected. Performance under a purchase order shall not constitute acceptance of terms that are inconsistent or in addition to the terms and conditions of this Agreement.

2.2. Minimum Product Purchases. During the Term, Customer agrees to Purchase and Seller agrees to supply up to 13,350 units of the Products at the purchase price per unit set forth in Exhibit A. Such purchase shall consist of up to [ *** ] VCOM-33 controller boards (Part No. U40567-A01) and up to [ *** ] VCOM-34 controller boards (Part Nos. U32887-002 and U25022-A04). Customer agrees to convert all orders for Products outstanding as of the Effective Date to purchase orders under this Agreement no later than April 3, 2001. All such orders not converted as of April 5, 2001 will be cancelled.

*** CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.
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2.3.      Minimum  Order,  Minimum  Delivery.  Seller shall not be obligated to accept any order from Customer of fewer than [ *** ] units of each part number listed on Exhibit A. Seller shall not be obligated to make any delivery of fewer than [ *** ] units of each part number listed on Exhibit A.

2.4. Retention of Rights to Change Product Design. Either party reserves the right to make changes and modifications in specification, construction, or design of any Product or product component at any time and from time to time and any component so modified shall be accepted by both parties in fulfillment of existing orders. Either party will notify Customer in writing of any proposed design changes to the Products, which affect form, fit, function, safety, reliability or electrical or mechanical interfaces. Such notices will be delivered at least ninety (90) days prior to such date change is expected to be incorporated into the Product.

2.5. No Cancellation. Customer may not cancel purchase orders once accepted by Seller, except for the ability to reschedule as referred to in Section 2.6

2.6. Reschedule. For no charge or fee, Customer may request rescheduled delivery for Products subject to an outstanding purchase order; provided that
(i) the date of such request is at least 60 days in advance of the requested rescheduled delivery date and (ii) the requested rescheduled delivery date is less than 180 days from the original order date. By agreeing to pay a premium/expedite fee of [ *** ] of the original order price (in addition to original order price) Customer may request that delivery for Products subject to an outstanding purchase order be rescheduled to a date less than [ *** ] days from the date of such request. All requests for rescheduled delivery are subject to acceptance by Seller. All rescheduled deliveries are subject to the minimum order provision of Section 2.3.

3.     SHIPPING  TERMS.

3.1. ORDER FULFILLMENT. Upon receipt of a purchase order, Seller will notify Customer of acceptance or rejection of such purchase order, and if accepted, the proposed delivery date. Seller will endeavor to fill all Customer orders for Products insofar as it is practicable and consistent with its production schedules to do so, but in the event of its failure to fill all or any material part of any accepted order within 10 days of committed delivery Seller shall be liable or responsible as follows. For delivery later than 10 days but prior to 30 days from committed delivery date, Seller will reduce the price of the Products by [ *** ]. For failure to deliver within [ *** ] days from committed delivery date Customer may give notice of termination as per
Section 10.4. No Customer purchase order will become fixed and binding on Seller unless and until accepted by Seller.

3.2. TITLE, RISK OF LOSS AND SHIPPING COSTS. Delivery of all Products shall be made ex works "per Chamber of Commerce INCOTERMS, 1990 addition" Seller's facilities. Customer must take delivery of all Products no later than 180 days from the order date. Customer shall be responsible for paying all freight; handling, shipping and insurance charges and such charges will be separately listed in the applicable invoice and are not included in the list price for the Products. Title, risk of loss or damage to the Products shall pass to Customer upon shipment from Seller's facility.

*** CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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3.3.     CARRIER.  Seller will select a carrier for delivery unless Customer has designated a particular carrier acceptable to Seller. In no event shall Seller have any liability in connection with shipment, nor shall the carrier be deemed to be an agent of Seller. Seller shall not be liable for damage or penalty for delay in delivery or for failure to give notice of any delay. Customer will be deemed to have accepted all Products upon delivery.

4.     PURCHASE  PRICE  AND  PAYMENT.

4.1. PURCHASE PRICE. Customer shall pay to Seller the purchase price for the Products as set forth on EXHIBIT A. Customer acknowledges that separate fees may be charged under a separate services agreement for related services, and that any such separate fees will be as stated in such agreement or an exhibit thereto. [ *** ]

4.2. PAYMENT SCHEDULE. Customer shall pay all invoices issued under this Agreement within [ *** ] from the date of invoice. Seller may at any time decline to make any shipments or deliveries or perform any work except upon receipt of payment or upon terms and conditions or security satisfactory to Seller.

4.3. TAXES. All stated prices are exclusive of any taxes, fees, duties and levies, however designated or imposed, and including without limitation, value added and withholding taxes which are levied or based upon the amounts paid hereunder (collectively, "Taxes"). Any Taxes related to Products purchased pursuant to this Agreement shall be paid by Customer (excluding taxes based on Seller's net income), unless Customer presents an exemption certificate acceptable to Seller and the applicable taxing authorities. Applicable Taxes shall be billed as a separate item on the invoice to the extent possible.

4.4. LATE CHARGES. Seller reserves the right to charge Customer a late payment fee on any past due amounts at the rate of one and a half percent (1.5%) per month or the maximum amount permitted by law, whichever is less.

4.5. DEPOSIT. On the Effective Date, Customer will pay to Seller a deposit in the amount of four million eight hundred seventy thousand dollars
(US$4,870,000.00) (the "Deposit"). The Deposit will be refunded to Customer according to the following schedule:

(a) Seller will refund to Customer [ *** ] when a total of [ *** ] units of the Products have been shipped to Customer under this Agreement;

*** CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.
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(b)     Seller  will refund to Customer [ *** ] when a total of [ *** ] units of the  Products  have  been  shipped  to  Customer  under  this  Agreement;

(c) Seller will refund to Customer [ *** ] when a total of [ *** ] units of the Products have been shipped to Customer under this Agreement;

(d) Seller will refund to Customer [ *** ] when a total of [ *** ] units of the Products have been shipped to Customer under this Agreement;

(e) Seller will refund to Customer [ *** ] when a total of [ *** ] units of the Products have been shipped to Customer under this Agreement;

(f) Seller will refund to Customer the remaining [ *** ] of the Deposit when a total of [ *** ] units of the Products have been shipped to Customer;

If Customer chooses to terminate the agreement pursuant to Section 10.2 or 10.3 prior to reaching any of the payback milestones listed in (a) through (f) above, Seller will refund to Customer upon such termination [ *** ] per every unit of the Products purchased by Customer since the previous payment milestone reached by Customer. Upon such termination, Customer will forfeit any remainder of the Deposit not refunded pursuant to the terms of this Section 4.5.

5.     LIMITED  WARRANTIES.

5.1. LIMITED WARRANTY. The Products supplied to Customer by Seller under this Agreement are subject to the Seller's Product Limited Warranty attached as EXHIBIT B hereto. The warranty period for each of the Products supplied hereunder will begin on the date such Products are shipped to Customer and shall terminate as specified in the Product Limited Warranty.

5.2. WARRANTY DISCLAIMER. EXCEPT FOR THE EXPRESS WARRANTY IN THIS SECTION 5, SELLER MAKES NO WARRANTIES, WHETHER EXPRESS, IMPLIED, OR STATUTORY, AND HEREBY EXPRESSLY DISCLAIMS ANY AND ALL SUCH WARRANTIES, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE OR NONINFRINGEMENT, WITH RESPECT TO THE PRODUCTS SUPPLIED TO CUSTOMER HEREUNDER. Customer acknowledges that it has not relied on any representations or warranties regarding the Products, other than those in this Section 5.

5.3. End-User Warranties. Customer shall indemnify, defend and hold harmless Seller for and against any end-user warranty claim offered by Customer that is outside the warranties of this Agreement, including, but not limited to, valid consumer warranty claims arising outside the applicable warranty period.

*** CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.
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5.4.     Out of Warranty Repair Seller shall repair and or refurbish any Product which is out of warranty and which is not beyond practical reparability for thirty percent (30%) of the price stated in exhibit A. Seller warrants that any Products repaired or refurbished by Seller will be in conformance with the Product Specifications and free from defects in materials and workmanship for ninety days (90) from the date of shipment.

6.     INDEMNITY

        Seller shall indemnify, defend and hold harmless Buyer and its affiliates and their respective directors, officers, shareholders, employees and agents (collectively, the "Buyer Indemnified Parties") from and against any and all claims, demands, suits, actions, judgments, costs and liabilities (including attorneys' fees) (each, an "Indemnified Loss") relating to or arising out of any allegation that Products furnished under this Agreement infringe or violate any patent, copyright, trade secret, trade name, trade dress, mask work, mask rights, trademark or any other proprietary right and shall pay all costs and damages awarded;provided, the foregoing indemnity shall not apply to the extent any such claim is attributable solely to design specifications furnished by Buyer to Seller. Buyer shall notify Seller of such claim and permit Seller to defend and compromise such claim; provided, Buyer's failure to so notify Seller shall not diminish Seller's indemnity obligations hereunder except to the extent any Buyer's delay in notifying Seller materially prejudices Seller's defense of such matter. If an injunction or exclusion order preventing the use of the Products results from such a claim (or, if Buyer reasonably believes such an injunction is likely) Seller shall, at its expense, and at Buyer's request, use commercially reasonable efforts to obtain for Buyer the right to continue using the Product. In the event that Seller cannot obtain such right for Buyer, Seller shall be deemed to have breached its warranty set forth in the Warranty Section above and thereupon Seller shall repurchase all such Products from Buyer at the purchase price, and Buyer shall be entitled to such additional remedies as may be available at law or in equity.

        Seller shall indemnify, defend and hold harmless the Buyer Indemnified Parties from and against any Indemnified Loss relating to or arising out of any personal injury or death resulting from (i) the use of any Product or (ii) Seller's acts or omissions; provided, the foregoing indemnity shall not apply to the extent any such claim is attributable solely to design specifications furnished by Buyer to Seller.

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7.     LIMITATION  OF  LIABILITY.

IN NO EVENT SHALL SELLER BE LIABLE TO CUSTOMER OR ANYONE CLAIMING THROUGH OR UNDER CUSTOMER, FOR ANY LOST PROFITS, LOST SAVINGS, PRODUCTS DOWNTIME OR LOST DATA OR FOR ANY CONSEQUENTIAL, INCIDENTAL, SPECIAL OR INDIRECT DAMAGES OF ANY KIND, INCLUDING, BUT NOT LIMITED TO, ARISING FROM OR RELATING TO THE PRODUCTS OR THIS AGREEMENT, EVEN IF SELLER HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. NOTWITHSTANDING THE FAILURE OF ANY LIMITED REMEDY OF ITS ESSENTIAL PURPOSE, THE TOTAL CUMULATIVE LIABILITY OF SELLER TO CUSTOMER FOR ANY CLAIMS OR CAUSES OF ACTION ARISING FROM OR RELATING TO THE PRODUCTS OR THIS AGREEMENT, WHETHER IN CONTRACT, IN TORT (INCLUDING NEGLIGENCE) OR OTHERWISE, SHALL NOT EXCEED THE LESSER OF ONE THOUSAND DOLLARS ( $1,000) OR THE AGGREGATE AMOUNT PAID TO SELLER DURING THE TWELVE (12) MONTHS PRECEEDING THE CLAIM. Customer acknowledges and agrees that Seller's pricing and the other terms of this Agreement are predicated on the limitations of Seller's liability set forth in above and acknowledges that Seller would not enter into this Agreement without such limitations.

8.     CONFIDENTIALITY.

8.1. Confidentiality. During the Term and for five (5) years thereafter, each party (the "Receiving Party") shall maintain in confidence all Confidential Information disclosed to it by the other party (the "Disclosing Party") hereunder. The Receiving Party shall not use, disclose or grant use of the Disclosing Party's Confidential Information except as expressly authorized by this Agreement. To the extent that disclosure is authorized by this Agreement, the Receiving Party will obtain prior agreement from its employees, agents or consultants to whom disclosure is to be made to hold in confidence and not make use of such information for any purpose other than those permitted by this Agreement. The Receiving Party will use at least the same standard of care as it uses to protect its own most confidential information to ensure that such employees, agents or consultants do not disclose or make any unauthorized use of such Confidential Information. The Receiving Party will promptly notify the Disclosing Party upon discovery of any unauthorized use or disclosure of the Confidential Information.

9. INTELLECTUAL PROPERTY RIGHTS. Except for the right to possess and use the Products contemplated by this Agreement, the delivery and sale of the Products to Customer (a) does not convey to Customer or any third party any Intellectual Property Rights in or related to the Products, and (b) does not grant to Customer or any third party any license under any patents or patent applications of Seller except for the right to possess and use the Product in accordance with this Agreement. Customer shall not, and shall not permit any third party to, disassemble or analyze the physical construction of any Products (or any component thereof) for any purpose.

10.     TERM  AND  TERMINATION.

10.1. TERM. This Agreement shall become effective as of the Effective Date and, unless terminated earlier pursuant to this Section 10, shall terminate on July 31, 2005 (the "Term").

10.2. TERMINATION BY CUSTOMER. Customer may terminate this Agreement for any reason at any time by giving notice of termination to Seller. Upon termination by Customer under this Section 10.2, (i) Customer will forfeit any unrefunded portion of the Deposit according to the terms of Section 4.5; and (ii) all purchase orders issued prior to termination for delivery within 150 days will remain valid and in full effect.

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10.3.     TERMINATION  BY  EITHER  PARTY.  Either  party  may  terminate  this
Agreement on thirty (30) days notice if Customer has not taken delivery of any units of the Products for a period six (6) months prior to such notice date. In the event of any termination under this Section 10.3, all purchase orders issued prior to such termination will remain valid and in full effect. In the event of any termination under this Section 10.3, Customer will forfeit any unrefunded portion of the Deposit according to the terms of Section 4.5.

10.4. Termination on Default. Either party may terminate this Agreement if the other party fails to perform any material obligation under this Agreement and such failure is not cured within thirty (30) days following written notice of such failure to the defaulting party. Upon termination by either party under this Section 10.4, all purchase orders issued under this Agreement shall immediately terminate. In event of any termination under this Section 10.4 by Customer for default by Seller, Seller shall immediately refund to Customer any unrefunded portion of the Deposit paid by Customer under Section 4.5. Upon Default by Seller, the parties hereby agree that Seller shall reimburse Customer for any premium cost ("cover cost") reasonably incurred by Customer to remedy Seller's Default. Reimbursement should not exceed 15% sale price per unit of all undeliverable units remaining. Customer shall be entitled to such additional remedies as may be available at law or in equity that are consistent with the terms of this Agreement. In the event of any termination under this Section 10.4 by Seller for default by Customer, Customer will forfeit any unrefunded portion of the Deposit according to the terms of Section 4.5. For default by Seller, Buyer shall have the right to manufacture or have manufactured the products at its discretion. To the extent that Buyer does not own the rights to the product hardware and software, Seller hereby grants to Buyer all rights necessary for Buyer to produce, manufacture and/or have manufactured quantities of such product for distribution by Buyer. Seller shall provide Buyer access to and use of all items that are necessary and/or useful in the manufacture of the products, including but not limited to, Seller's drawings, software download images, bills of materials processes, tools, and vendor list. Buyer reserves the right, with advance notification, to facilities and resources until seller is once again able to support the product adequately. Seller shall bear all costs associated with the implementation of Buyer's management team, including, but not limited to, travel, lodging, and salary for each team member. In addition, Seller shall bear all costs associated with Buyer's support requested by Seller.

10.5. EFFECTS OF TERMINATION. Upon termination or expiration of this Agreement for any reason:

(a)     All  amounts  due  hereunder  shall  become immediately due and payable;

(b) Except for obligations arising under purchase orders that survive termination of the Agreement, Seller shall have no further obligation to deliver any Products to Customer.

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(c)     Each  party shall return or destroy all Confidential Information and any copies  thereof,  disclosed  by  the  other  party  during  the  Term.

(d) Sections 4 (as to accrued but unpaid amounts), 5, 6, 7, 8, 10.5, 10, and 11 shall survive any expiration or termination of this Agreement for any reason. All terms and conditions of this Agreement shall survive as to purchase orders remaining in effect beyond the date of termination.

11. COMPLIANCE WITH LAWS; EXPORT RESTRICTIONS. Customer shall obtain all licenses, permits and approvals required by any jurisdiction and shall comply with all applicable laws, rules, policies and procedures of the applicable government and any other regulatory agency that Seller notes are available for export. Customer will indemnify and hold Seller harmless from and against any liability, loss and expense (including without limitation attorneys' fees) attributable to any violation or alleged violation by Customer of such laws, rules, policies or procedures. Customer shall not transmit, export or re-export, directly or indirectly, separately or as part of any system, the Product or any technical data (including processes and services) received from Seller, without first obtaining any license required by the applicable government, including without limitation, the U.S. Government and/or any other applicable competent authority. By accepting delivery, Customer agrees that none of the Products or technical data supplied by Seller under this Agreement will be sold or otherwise transferred to any US-embargoed destination, any entity subject to a US denial order, or made available for use by or for, any military end-user. Customer also certifies that none of the products or technical data supplied by Seller under this Agreement will be sold or otherwise transferred to, or made available for use by or for, any entity that is engaged in the design, development, production or use of nuclear, biological or chemical weapons or missile technology.

12.     General  Provisions.

12.1. ASSIGNMENT. Customer nor Seller may not assign this Agreement or any right under this Agreement, nor delegate any obligation under this Agreement, without Customer or Seller's prior written consent. Any attempted assignment or delegation in contravention of this Section 11.1 shall be void.

12.2. NON-WAIVER; SEVERABILITY. Any delay or failure by either party to exercise any right or remedy under this Agreement shall not constitute a waiver of such right or remedy thereafter or of any other right or remedy. If any provision of this Agreement is determined to be unenforceable, the remaining provisions shall remain in full force and effect.

12.3. NOTICES. All notices and other communications provided for hereunder shall be in writing and shall be mailed by first-class, registered or certified mail, postage paid, or delivered personally, by overnight delivery service or by facsimile, computer mail or other electronic means, with confirmation of receipt, addressed as follows:

If  to  Seller:                    SBE,  Inc.
                                   4550  Norris  Canyon  Road
                                   San  Ramon,  CA  94583-1389
                                   Attn:  CFO
                                   Fax  No.  (925)  355-2033

If  to  Customer:                  Compaq  Computer  Corporation
                                   901  Page  Avenue
                                   Fremont,  CA  94538
                                   Attn:  CFO
                                   Fax  No:  (510)  354-4538

Either party may by like notice specify or change an address to which notices and communications shall thereafter be sent. Notices sent by facsimile, computer mail or other electronic means shall be effective upon confirmation of receipt, notices sent by mail or overnight delivery service shall be effective upon receipt or upon refusal of delivery, and notices given personally shall be effective when delivered or when delivery is refused.

12.4 Publicity. Seller and Customer agree that neither party shall originate any press release nor other public announcement related to this Agreement, written or oral, without the prior written consent of the other party, except as required by law or a court order.

12.5 Force Majeure. Seller will not be liable for damages caused by failure to ship, or delay in shipment, resulting from events beyond Seller's control, such as governmental order or regulation, war, war-like situations, threat of war, hostilities, impossibility of acquisition of components by Seller through no fault of Seller, mobilization, blockage, embargo, revolution, riot, general strike, fire, flood, earthquake, tsunami, tornado, etc. Once the above causes of delay in performance are removed, Seller must make every reasonable effort to allocate production capacity to meet the schedules established in all Customer purchase order(s).

12.6 Governing Law and Venue. The laws of the State of California shall govern this Agreement, as those laws are applied to contracts entered into and to be performed entirely in California-by-California residents. Recipient shall submit all claims it may desire to bring arising out of or related to this Agreement or any breach hereof to a court of applicable jurisdiction in San Francisco County, California, and Recipient hereby consents to the jurisdiction and venue of such court if Seller brings a claim in such court.

12.7 Injunctive Relief. The parties agree that any unauthorized duplication, distribution or disclosure of any of the other party's Confidential Information will actually and materially damage the Disclosing Party and such damages are difficult to calculate. Seller and Customer agree to comply with the Source Control Documents as agreed to by the parties.

12.8 Entire Agreement; Modifications. This Agreement, together with the exhibits attached hereto, supersedes all prior oral or written negotiations and agreements between the parties with respect to the subject matter hereof. No modification, variation or amendment of this Agreement shall be effective unless made in writing and signed by the parties. Any additional or different terms stated in any purchase order or other document delivered to Seller by Customer in connection with this Agreement shall have no effect. Any Master Agreement shall not supersede the terms and conditions of this Agreement.

In Witness Whereof, Seller and Customer have each caused this Agreement to be executed by their duly authorized representatives as of the Effective Date.


           SBE,  INC.                              COMPAQ  COMPUTER  CORPORATION
           ("SELLER")                              ("CUSTOMER")


      By:  /s/  Timothy J. Repp                       By:  /s/  Robert M. Murden
          ----------------------                         -----------------------
Name:         Timothy J. Repp                            Name:  Robert M. Murden
            -------------------                               ------------------
Title:  Chief  Financial  Officer,                 Title:  Fremont Site Director
              Vice President                        BCSG Supply Chain Management
                                                          Compaq  Computers

                                    EXHIBIT A
                                   PRICE LIST

ITEM                                        PRICE  PER  UNIT  (US  DOLLARS)
----                                        -------------------------------
VCOM-33  Controller  Board  (U40567-A01)          [  ***  ]
VCOM-34  Controller  Board  (U32887-002)               [  ***  ]
VCOM-34  Controller Board (U25022-A04)               [ ***  ]

                              PRODUCT DESCRIPTIONS
                                     VCOM-34
     The VCOM-34 is a high performance, 68030-based, multiprotocol serial communications controller for VME systems requiring a serial interface to links transmitting at speeds up to E1 (2.048Mbps). Four full-duplex, independently programmable serial channels support asynchronous, X.25-compatible HDLC, and bisynchronous protocols. The Zilog Z16C30 Universal Serial Controller (USC) coupled with a custom DMA Controller supports multiple lines at speeds up T1 (1.544Mbps) or E1. The 25MHz 68030 with built-in memory management unit, 1 or 4Mbytes of parity-protected DRAM, and up to 1 Mbyte of EPROM provide the ideal communications controller for high-performance front-end processor applications. The VCOM-34 is an excellent serial communications controller for minicomputers, workstations, or data networking systems that require a powerful, high-speed serial interface for high-speed data transmission.

                                     VCOM-33

     The VCOM-33 is a high-speed, 6U VMEbus interface to 4 or 16Mbps (selectable) IEEE 802.5 Token Ring LANs. Featuring a 25MHz 68030 microprocessor, the Texas Instruments TMS380C16 Compressor and 1 or 4 Mbytes of DRAM, the VCOM-33 supports the network and transport layers of communications protocols such as TCP/IP. The Commprocessor executes MAC/LLC software (Type 1 &
2) to provide data link level functionality. An optional mezzanine board, the VMM-34, can be added to provide four ports of high-speed, multiprotocol serial I/O in one VME slot. Suitable for a wide range of applications, the VCOM-33 can act as a high-performance Token Ring interface for mini or super minicomputers or, with the optional source routing accelerator, as a controller in internetworking products.


*** CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                    EXHIBIT B
                            PRODUCT LIMITED WARRANTY


SBE, Inc., is a California corporation doing business at 4550 Norris Canyon Road, San Ramon, California U.S.A. 94583-1369, (800) 214-4SBE (herein referred to as "SBE") and is the Warrantor of SBE's Product.

DEFINITION  OF  TERMS

Product  -  Any board level or   system product that was manufactured or sold by
SBE  to  Customer.

Original Shipping Configuration - The configuration in which Product is originally shipped from SBE.

LIMITED  WARRANTY  PERIOD

Product is warranted for a period of twelve (12) months from the date of original shipment from SBE to Customer ("Limited Warranty Period"). When Product is purchased from SBE for resale to Customer's customer, the Limited Warranty shall be valid for the remainder of the original Limited Warranty Period. However, SBE will repair the Product or, at its option, replace Product with a product of like kind under this Limited Warranty for Customer only. Any software product is covered by warranties specified in its individual license agreement.

COVERED  ITEMS

The Limited Warranty shall cover defects in workmanship or material and shall conform to SBE's then-current Product Specification for the Limited Warranty Period.

LIMITED  WARRANTY  CONDITIONS

This  Limited  Warranty  is  subject  to  the  following  conditions:

1. This Limited Warranty shall cover only Product that is sold by SBE to Customer.

2.     Product  must  be  eligible  for  this  Limited  Warranty.

3.     SBE  shall  deem  Product  ineligible  for  this  Limited Warranty if it:

     has  been  physically  and/or  electrically  abused;

     has been altered by cutting the board, changing components to devices other than the device type originally supplied, changing the wiring, or any other alterations that substantially changes the characteristics of Product such that it cannot be tested with normal testing procedures used by SBE; or

     has  been  damaged  due  to  Electrostatic  Discharge  (ESD).

     In the event Customer requires repair of Product and Product is ineligible for warranty repair, SBE shall provide a repair quotation to Customer and await written instructions from Customer to either authorize the repair or return Product without repair.

4. Changing jumper configurations and adding normal Product options supplied by SBE are considered normal usage, and are not a condition of ineligibility. Any change made to Product by Customer, including implementing SBE-approved Revision Change Notices (RCN), must be performed competently to avoid being a condition of ineligibility.

5. To return a Product for repair under this Limited Warranty, Customer must contact SBE and obtain a Return Material Authorization (RMA) number, and instructions for returning the defective Product. The RMA number MUST be contained in the shipping documents on the outside of the Product's packaging when returned to SBE.

     SBE shall, as Customer's sole and exclusive remedy and SBE's sole and exclusive obligation for breach of this limited warranty and at SBE's option, either repair Product or replace Product with a product of like kind at no charge, and ship it back to Customer within thirty (30) days, subject to availability of Product or repair parts. SBE will notify Customer if the repairs will take longer than thirty (30) days. Any replaced or repaired Product shall be warranted for ninety (90) days or for the duration of the initial Limited Warranty Period, whichever is longer.

6. Product should be restored to its Original Shipping Configuration by Customer for testing and repair. If Product is sent to SBE in a configuration other than the Original Shipping Configuration, SBE will restore Product to the Original Shipping Configuration to facilitate testing and repair. Any components removed from Product to restore it to its Original Shipping Configuration will be returned to Customer with Product, whenever possible. SBE will not be liable for loss of such components. Product will be returned to Customer in the Original Shipping Configuration after repair and testing.

7. Upon request from the Customer, any Customer approved RCN's shall be added to repaired Product. Customer shall notify SBE upon receipt of an RMA number.

8. For Product covered under this Limited Warranty, Customer shall pay shipping charges to send Product to SBE for repair. After repair, SBE shall pay shipping charges to return Product to Customer using the same method as used by Customer. Unless mutually agreed by both parties, SBE shall not pay (a) excess shipping charges if shipping method specified by Customer is different than Customer used to send Product to SBE; or (b) any costs associated with import/export fees.

9. SBE reserves the right to invoice Customer for all costs (including transportation both ways, expenses associated with import/export, labor, and parts) if Product returned for repair under this Limited Warranty was not defective or otherwise not covered under this Limited Warranty.

10.     SBE  shall  not  be  liable  for  damage  sustained  during  shipment.

IN NO EVENT WILL SBE BE LIABLE FOR ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES THAT RESULT FROM THE USE OR FAILURE OF ANY SBE PRODUCT, EVEN IF SBE HAS BEEN INFORMED OF THE POSSIBILITY OF SUCH DAMAGES.

EXCEPT FOR THE EXPRESS WARRANTIES SET FORTH HEREIN, NO OTHER WARRANTIES OR CONDITIONS (EXPRESS OR IMPLIED, ARISING BY STATUTE OR OTHERWISE IN LAW OR FROM A COURSE OF DEALING OR USAGE OF TRADE) ARE MADE OR GIVEN. IN PARTICULAR, SBE SPECIFICALLY DISCLAIMS ANY IMPLIED WARRANTY OR CONDITION OF MERCHANTABILITY, MERCHANTABLE QUALITY, OR FITNESS FOR ANY PURPOSE, PARTICULAR, SPECIFIC OR OTHERWISE.